EXHIBIT 99.1

Asure Software Reports Third Quarter 2010 Results

  Revenue growth of 7%; earnings improvement of $4.8M over comparable 2009 period

AUSTIN, Texas, Nov. 9, 2010 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workforce management software, announced results for the third quarter ended September 30, 2010.

Third quarter revenue was $2.54M, a 7% increase over the prior period in 2009. Net income was +$0.00 per share. Core business results (excluding onetime items) included +$0.08 in EBITDA per share and earnings of ($0.01) per share. Core business results were adversely affected by foreign currency translation ($0.01), bad debt due to a customer's bankruptcy filing ($0.01), and higher than anticipated COGS ($0.03) due to a larger hardware revenue mix. Positive one-time items contributed +$0.01 per share to earnings, compared with a projected one-time loss of ($0.04) to ($0.05) per share, driven primarily by the sale of Asure's equity interest in a previously divested hardware company.

Pat Goepel, Asure's Chief Executive Officer remarked, "We continue to work to improve the business. In terms of revenue, we are taking the right steps to ensure that our newly expanded sales team ramps quickly across both product lines. During the third quarter, we right-sized the business by reducing our footprint in Austin, TX and Vancouver, British Columbia, while investing in software as a service ("SaaS") focused R&D capabilities which we believe are an integral part of the future of Asure.   Additionally, we were able to generate cash during the quarter, and expect the business to generate additional cash in the upcoming fourth quarter.

David Scoglio, Asure's Chief Financial Officer added, "We have substantially completed our cost structure improvements and are ready to move the company forward. As discussed below, we are making substantial investments in sales to drive our strategic plan. Accordingly, we are reducing our fourth quarter guidance to $0.02 to $0.04 per share to reflect primarily the costs of these investments."

Mr. Goepel continued; "In 2011, Asure will be implementing two intertwined strategies vital to long term shareholder value. Asure believes it can continue to run profitably and increase sales in 2011 while implementing these strategies. First, we will be aggressively focusing on increasing our repetitive revenue streams (SaaS), while steering away from the unpredictability of onetime in-house software license sales in our NetSimplicity product line. While the timing of revenue recognition is slower in a SaaS model in the near term, predictability and recurrence of revenue increases. Secondly, to support this shift to repetitive and predictable revenue, we will be upgrading and investing significantly in our core platforms. By leveraging state of the art platform technology, Asure will also be able to support a synergistic acquisition strategy coupled with a highly scalable expense structure. Asure also expects to continue to improve its products by adding innovative features and functionality in 2011 as well. By late 2011, with an upgraded platform and new products, we believe we will be in a position to close materially more customers. We believe that reinvesting into our business is the right decision, and intend to do so in a balanced manner with an expectation for continued positive earnings and cash generation going forward."

Conference Call Details

Asure Software has scheduled a conference call for Tuesday, November 9, 2010 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and David Scoglio, Chief Financial Officer.

To participate, dial 866-831-6272 ten minutes before the call begins. International callers should dial 617-213-8859. The pass code for all callers is 44074255.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 10 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at www.asuresoftware.com/investor-relations/.

About Asure

Headquartered in Austin, Texas, Asure Software (ASUR), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of global cloud based workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs, W2 documentation, and room scheduling solutions focused on meeting rooms, equipment and other shared resources. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures: EBITDA

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See "Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)" table included in this press release for further information regarding these non-GAAP financial measures. In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)

$000s	Q3 '10	Q3 '09	Inc/Dec

Net Gain/(Loss)	0	(4,804)	4,804
Interest	12	16	(4)
Tax	(42)	(174)	132
Depreciation	58	85	(27)
Amortization	195	194	1
Stock Compensation	13	4	9
EBITDA	236	(4,679)	4,915

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and equivalents	$837	$2,263
Accounts receivable, net of allowance for doubtful accounts of $62 and $34 at September 30, 2010 and December 31, 2009 respectively	1,346	1,526
Notes Receivable - ST	60	0
Inventory	85	49
Prepaid expenses and other current assets	266	213
Total Current Assets	2,594	4,051

Notes Receivable - LT	60	0
Property and equipment, net	316	581
Intangible assets, net	3,039	3,623
Total Assets	$6,009	$8,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$831	$1,039
Accrued compensation and benefits	116	79
Lease impairment and advance	0	562
Other accrued liabilities	423	411
Deferred revenue	1,866	1,744
Total Current Liabilities	3,236	3,835

Long-term deferred revenue	96	134
Long-term lease impairment and advance	0	196
Other long-term obligations	37	212
Total Liabilities	3,369	4,377

Stockholders' Equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	--	--
Common stock, $.01 par value; 6,500 shares authorized; 3,341 and 3,341 shares issued; 3,085 and 3,128 shares outstanding at September 30, 2010 and December 31, 2009, respectively	334	334
Treasury stock at cost, 256 and 213 shares at September 30, 2010 and December 31, 2009, respectively	(5,017)	(4,907)
Additional paid-in capital	270,966	270,925
Accumulated deficit	(263,607)	(262,404)
Accumulated other comprehensive loss	(36)	(70)
Total Stockholders' Equity	2,640	3,878
Total Liabilities and Stockholders' Equity	$6,009	$8,255

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2010	2009	2010	2009
Revenues	$2,542	$2,368	$7,627	$7,192
Cost of Sales	601	509	1,741	1,445
Gross Margin	1,941	1,859	5,886	5,747

Operating Expenses:
Selling, general and administrative	1,507	3,945	4,391	9,611
Litigation Settlement	0	2,200	0	2,200
Impairment of Assets	0	0	0	630
Research and development	394	517	1,100	1,645
Amortization of intangible assets	150	149	448	447
Loss on lease amendment	0	0	1,203	0
Asset Impairment	0	0	0	0
Total Operating Expenses	2,051	6,811	7,142	14,533

Loss From Operations	(110)	(4,952)	(1,256)	(8,786)

Other Income (Expenses):
Interest income	0	9	2	49
Foreign currency translation gain (loss)	(24)	(30)	(41)	(77)
Gain on sale of assets	(18)	0	5	30
Interest expense and other	(20)	(5)	(57)	(44)
Gain / (Loss) on Investments	130	0	130	0
Total Other Income (Expense)	68	(26)	39	(42)

Loss From Operations Before Income Taxes	(42)	(4,978)	(1,217)	(8,828)
Income Tax Benefit	42	174	14	137
Net Gain/(Loss)	$0	$(4,804)	$(1,203)	$(8,691)

Basic And Diluted Gain/(Loss) Per Share	$0.00	$(1.54)	$(0.39)	$(2.79)

Shares Used In Computing Basic And Diluted Loss Per Share	3,085	3,112	3,088	3,111
CONTACT: Asure Software, Inc.
         David Scoglio
         512-437-2732